UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 2

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Washington	91-0864123
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6464 185th Avenue NE, Suite 101, Redmond, WA 98052

 (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights Pursuant to Rights Agreement

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Data I/O Corporation (the “Corporation”) supplements both Item 1 of the Registration Statement on Form 8-A filed by the Corporation with the Securities and Exchange Commission (the “SEC”) on March 13, 1998 (the “Registration Statement”), relating to the Rights Agreement between the Corporation and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.) (the “Rights Agent”), dated as of April 4, 1998 (the “Rights Agreement”), and Item 1 of the amendment to the Registration Statement on Form 8-A/A filed by the Corporation with the SEC on February 12, 1999 (the “Amendment to the Registration Statement”), relating to Amendment No. 1 to the Rights Agreement between the Corporation and the Rights Agent, dated as of February 10, 1999 (“Amendment No. 1”), to reflect the following developments with respect to its Preferred Share Purchase Rights. The Registration Statement on Form 8-A and the Amendment to the Registration Statement on Form 8-A/A are incorporated herein by reference.

The Board of Directors of the Corporation has approved and authorized the officers of the Corporation to enter into an amendment extending the “Final Expiration Date” to April 4, 2018 from April 4, 2008 together with such other modifications to effect the extension (“Amendment No. 2”).  Amendment No. 2 was effective April 3, 2008.

The Rights Agreement, Amendment No. 1 and Amendment No. 2 are filed as exhibits to this Registration Statement and incorporated herein by reference. The foregoing description of the Preferred Share Purchase Rights, Amendment No. 1 and Amendment No. 2 is qualified in its entirety by reference to the Rights Agreement, as amended by Amendment No. 1 and Amendment No. 2.

Item 2.	Exhibits.
Exhibit No.	Description

4.1

Rights Agreement, dated as of April 4, 1998, between Data I/O Corporation and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), which includes: as Exhibit A thereto, the Form of Right Certificate; and, as Exhibit B thereto, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 4.1 of Data I/O Corporation’s Form 8-A Registration Statement as filed on March 13, 1998).

4.2

Amendment No. 1 to Rights Agreement, dated as of February 10, 1999, between Data I/O Corporation and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.1 of Data I/O Corporation’s Form 8-A/A Amendment to the Registration Statement as filed on February 12, 1999).

4.3

Amendment No. 2 to Rights Agreement, dated as of April 3, 2008, between Data I/O Corporation and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.3 of Data I/O Corporation's Form 8-K as filed on April 4, 2008).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Data I/O Corporation
Date: April 3, 2008	By:	/s/ Joel S. Hatlen
Name: Joel S. Hatlen
Title: Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1

Rights Agreement, dated as of April 4, 1998, between Data I/O Corporation and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), which includes: as Exhibit A thereto, the Form of Right Certificate; and, as Exhibit B thereto, the Summary of Rights to Purchase Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 4.1 of Data I/O Corporation’s Form 8-A Registration Statement as filed on March 13, 1998).

4.2

Amendment No. 1 to Rights Agreement, dated as of February 10, 1999, between Data I/O Corporation and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.1 of Data I/O Corporation’s Form 8-A/A Amendment to the Registration Statement as filed on February 12, 1999).

4.3

Amendment No. 2 to Rights Agreement, dated as of April 3, 2008, between Data I/O Corporation and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.) (incorporated herein by reference to Exhibit 4.3 of Data I/O Corporation's Form 8-K as filed on April 4, 2008).